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EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Form 10-KSB registration statement of our report dated October 30, 1999, relating to the financial statements of EMB Corporation (formerly called Pacific International, Inc.), which is contained therein and to use of our name therein.


Irvine, California                   McKENNON, WILSON & MORGAN LLP
November 12, 1999

                                     By: /s/ McKennon, Wilson & Morgan LLP
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